SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549

                               FORM 8-K

                            CURRENT REPORT

                 Pursuant to Section 13 or 15d of the

                  Securities and Exchange Act of 1934


                      ---------------------------

                   Date of Report (Date of earliest
                     event reported) July 6, 1998



                            WLR Foods, Inc.
        (Exact name of registrant as specified in its charter)

         Virginia            0-17060              54-1295923
        (State of        (Commission File     (IRS Employer Iden-
      Incorporation)         Number)            tification No.)


                P.O. Box 7000                        22815
              Broadway, Virginia                  (Zip Code)
   (Address of Principal executive offices)


                            (540) 896-7001
                    (Registrant's telephone number,
                         including area code)

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Item 5.   Other Events


On July 6, 1998, WLR Foods, Inc. issued the following press release.


FOR IMMEDIATE RELEASE

                                   Contact:  Kathleen W. Lawrence
                                             Director of Corporate
                                             Communication
                                             540-896-0406


Broadway, Virginia, July 6, 1998 - WLR Foods, Inc.'s (NASDAQ: WLRF) President and Chief Executive Officer, James L. Keeler, today announced that Neil D. Showalter will succeed Robert T. Ritter as the company's Chief Financial Officer.

Mr. Showalter currently serves as Vice President of Finance for WLR Foods, a position he has held since November, 1997. Prior to becoming Vice President of Finance, Mr. Showalter was President of WLR's subsidiary, Cassco Ice & Cold Storage, Inc. (1996 -1997) where he had also served as Vice President (1994 - 1996) and as General Manager of Administration (1989 - 1994). Before joining Cassco, Mr. Showalter practiced for 10 years as a CPA with McGladrey & Pullen.

"Neil Showalter has been a valuable and respected member of our management team for several years and I am delighted that he has agreed to step up to this new responsibility," said Mr. Keeler. "His strong educational background and his extensive experience not only in the financial area, but in our company operations will be a tremendous benefit to us at this time."

A summa cum laude graduate of James Madison University in Harrisonburg, Virginia, with a bachelor of business administration degree in accounting and economics and a master of business administration degree, Mr. Showalter served as President of the Accounting Honor Society and President of the Economics Honor Society and was a member of the University Honor Council. He is a member of the American Institute of Certified Public Accountants and the Virginia Society of Certified Public Accountants and serves as Chairman of the Finance and Administration Committee of the International Association of Refrigerated Warehouses.

"Bob Ritter has done a great job for WLR Foods," said Mr. Keeler. "He has skillfully and successfully steered our financial activities through some very difficult times for our company and our industry. We thank him for a job well done and wish him well as he accepts a new challenge in a much larger company."

WLR Foods is a fully integrated provider of high quality turkey and chicken products primarily under the Wampler Foods(R) brand and retail ice under the Cassco(R) label. It is nationally ranked as the seventh largest poultry processor by sales volume and is an international leader in poultry exports. WLR Foods has processing operations in Virginia, North Carolina, West Virginia, and Pennsylvania.
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                                SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              WLR Foods, Inc.


                              By:__/s/ Neil D. Showalter__
                                   Neil D. Showalter
                                   Chief Financial Officer
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